Exhibit 1.2

Established on July 25, 1947

Amended on January 5, 2009

Rules on Handling Shares

Chapter 1 General Provisions

(Purpose)

Article 1

The administrative procedures for the exercise of the rights of shareholders of the Company and matters and fees relating to the handling of shares of the Company shall be governed by the present rules pursuant to the Articles of Incorporation of the Company and the rules that are prescribed by Japan Securities Depository Center, Inc. (hereinafter referred to as “JASDEC”) and by the securities companies and other such account management institutions (hereinafter referred to as “Securities Companies, Etc.”) with whom the shareholders of the Company maintain transfer accounts.

2.	Any material amendments to the present rules shall require the approval of the Board of Directors of the Company.

(Administrator of the Register of Shareholders)

Article 2

The administrator of the register of shareholders of the Company and the administrative office thereof shall be as follows:

Administrator of the register of shareholders:

The Chuo Mitsui Trust & Banking Co., Ltd.

33-1, Shiba 3-Chome, Minato-ku, Tokyo

Administrative office of the administrator of the register of shareholders of the Company:

The Chuo Mitsui Trust & Banking Co., Ltd. Head Office

33-1, Shiba 3-chome, Minato-ku, Tokyo

Chapter 2 Records in the Register of Shareholders and Other Matters

(Recording of Items in the Register of Shareholders)

Article 3

The items that have been entered in the register of shareholders of the Company may be amended upon the provision of notice by JASDEC, such as notice to all shareholders (with the exception of the notice that is referred to in Paragraph 3 of Article 154 (hereinafter referred to as the “Individual Shareholder Notice”) in the Law Concerning Book-Entry Transfer of Corporate Bonds, Stocks, Etc. (hereinafter referred to as the “Book-Entry Transfer Law”)).

2.	Aside from the provision of the preceding paragraph, items may be recorded in the register of shareholders or items that have been entered therein may be amended other than by the provision of notice by JASDEC in the case where new shares are issued or in any other case that is provided for in a law or ordinance.

3.	Items shall be recorded in the register of shareholders using the characters and symbols that have been designated by JASDEC.

(Reports Concerning Items Entered in the Register of Shareholders)

Article 4

Shareholders shall file a report with the Company through Securities Companies, Etc. and JASDEC in accordance with the rules that have been prescribed by JASDEC on their names, or designations, and addresses. The same procedure shall apply in the case where there has been a change to the name, or designation, or address of a shareholder.

(Representative of a Corporate Shareholder)

Article 5

In the case where a shareholder is a corporate body, a report shall be filed with the Company through Securities Companies, Etc. and JASDEC in accordance with the rules that have been prescribed by JASDEC, which will state the name of one (1) representative of such corporate body. The same procedure shall apply in the case where there has been a change to the said representative.

(Representative of Shareholders Who Jointly Own Shares)

Article 6

In the case where shareholders jointly own shares, such shareholders shall appoint one (1) representative thereof, and a report shall then be filed with the Company through Securities Companies, Etc. and JASDEC in accordance with the rules that have been prescribed by JASDEC, which will state the name, or designation, and address of the representative. The same procedure shall apply in the case where there has been a change to the said representative.

(Legal Representative)

Article 7

In the case where there is a legal representative of a shareholder, such as a person that has parental authority over that shareholder or a person acting as a guardian for that shareholder, a report shall be filed with the Company through Securities Companies, Etc. and JASDEC in accordance with the rules that have been prescribed by JASDEC, which will state the name, or designation, and address of that legal representative. The same procedure shall apply in the case where there has been a change to or removal of the said legal representative.

(Reporting of the Mailing Address for Notices Sent to a Shareholder, Etc. Residing Overseas)

Article 8

A shareholder who resides in a foreign country or a legal representative thereof shall either appoint a standing proxy who resides in Japan, or designate the address in Japan to which notices to that shareholder are to be sent, and a report shall then be filed with the Company through Securities Companies, Etc. and JASDEC in accordance with the rules that have been prescribed by JASDEC, which will state the name, or designation, and address of that standing proxy or the address to which notices are to be sent. The same procedure shall apply in the case where there has been a change to or removal of the said standing proxy or the said mailing address.

(Method of Confirmation through JASDEC)

Article 9

In the case where a report is filed by a shareholder with the Company through Securities Companies, Etc. and JASDEC, such report shall be deemed to have been filed directly by that shareholder.

(Registered Pledgees of Shares)

Article 10

The provisions of the present chapter shall apply mutatis mutandis to any registered pledgees of shares.

Chapter 3 Shareholder Identity Verification

(Shareholder Identity Verification)

Article 11

In the case where a shareholder (including a shareholder who has filed the Individual Shareholder Notice with the Company) makes a request to exercise his or her rights as provided for in Paragraph 1 of Article 124 of the Companies Act or to exercise other shareholders’ rights (hereinafter referred to as “Request, Etc.”), such shareholder shall attach to the Request, Etc. or provide a document that certifies that the

Request, Etc. has been made by that shareholder himself or herself (hereinafter referred to as “Documentary Evidence, Etc.”), provided, however, that the foregoing shall not apply in the case where the Company is able to verify that the said Request, Etc. has been made by the said shareholder himself or herself.

2.	In the case where a Request, Etc. from a shareholder has been submitted to the Company through Securities Companies, Etc. and JASDEC, then such Request, Etc. shall be deemed to have been made by that shareholder himself or herself and, therefore, no Documentary Evidence, Etc. shall be required.

3.	In the case where the proxy or agent of a shareholder makes a Request, Etc., a power of attorney, on which the signature, or the name and seal impression, of the shareholder has, or have, been affixed, shall be attached to the Request, Etc., in addition to the procedures provided for in the first two paragraphs of the present article. The name, or designation, and address of the proxy or agent shall be stated in the said power of attorney.

4.	The provisions of Paragraph 1 and Paragraph 2 of the present article shall apply mutatis mutandis to the proxy or agent of a shareholder.

Chapter 4 Procedures for the Exercise of Shareholders’ Rights

(Minority Shareholders’ Rights, Etc.)

Article 12

In the case where a shareholder exercises his or her minority shareholder’s rights, etc. as provided for in Paragraph 4 of Article 147 in the Book-Entry Transfer Law (excluding the case where a shareholder makes a request as provided for in Paragraph 1 of the following article), the shareholder shall exercise such rights by providing a document which is affixed with the signature, or name and seal impression of the shareholder, together with the receipt issued for the Individual Shareholder Notice, provided, however, that the foregoing provision shall not apply in the case where a request is made through Securities Companies, Etc. and JASDEC in accordance with the rules that have been prescribed by JASDEC for the purchase of shares constituting less than one full unit pursuant to Article 14 herein, or the purchase of additional shares constituting less than one full unit pursuant to Article 18 herein.

(Method for the Exercise of Shareholders’ Right to Propose)

Article 13

In the case where a shareholder exercises his or her statutory rights to request that the directors of the Company call a general meeting of shareholders, that certain matters be placed on the agenda at a general meeting of shareholders, or that notice be sent to all shareholders regarding the details of the proposed resolutions that the said shareholder is to submit in relation to the matters on the agenda of a general meeting of shareholders, such request shall be made by sending a document that conforms to the format prescribed by the Company and is affixed with the signature, or name and seal impression of the said shareholder, together with the Documentary Evidence, Etc. referred to in Paragraph 1 of Article 11 herein as well as the receipt issued for the Individual Shareholder Notice pursuant to in Article 12 herein.

2.	When the Company, in accordance with the request referred to in the preceding paragraph, sets forth, in the reference materials for the general meeting of shareholder concerned, a description with regard to the reasons for the proposed resolutions, or matters relating to the candidates for officers, etc. of the Company in the case of a proposal for the appointment of the said officers, etc., such description shall be presented in the form of a summary if it exceeds 400 characters in length.

Chapter 5 Purchase of Shares Constituting Less Than One Full Unit

(Method of Request for the Purchase of Shares Constituting Less Than One Full Unit)

Article 14

In the case where a request is made for the purchase of shares that constitute less than one full unit, such request shall be made through Securities Companies, Etc. and JASDEC in accordance with the rules that have been prescribed by JASDEC.

(Determination of the Purchase Price)

Article 15

The unit purchase price for shares constituting less than one full unit to be purchased in accordance with the request referred to in the preceding article shall be the closing price per share of the Company on the market established by the Tokyo Stock Exchange, Inc. on the day that the said request is delivered to the administrative office of the administrator of the register of shareholders, provided, however, that if there is no trading of shares of the Company on the same market on the said day, or if the said day falls on a non-business day of the said stock exchange, then the unit purchase price for shares constituting less than one full unit shall be the first traded price per share at which the shares of the Company are sold on the same market after the said day.

2.	The purchase price for shares constituting less than one full unit shall be the amount that is obtained by multiplying the unit purchase price referred to in the preceding paragraph by the number of shares constituting less than one full unit to be purchased as requested.

(Payment for the Purchase of Shares)

Article 16

The amount to be paid for the purchase of shares constituting less than one full unit shall be the amount that is obtained by deducting the fees provided for in Article 25 herein from the purchase price that is calculated pursuant to the preceding article. The Company shall, except in the cases that have been specifically provided for by the Company, pay the aforesaid amount on the fourth (4) business day from the day immediately following the date on which the unit purchase price is determined for the purchase of the said shares in accordance with the rules that have been prescribed by JASDEC, provided, however, that if the purchase price concerned includes the value of rights to dividends from surplus funds, stock split, etc., then the amount to be paid for the purchase of the said shares shall be paid not later than the relevant record date.

2.	The person who has made a request for the purchase of shares constituting less than one full unit may request that he or she make payment of the amount to be paid by way of a fund transfer to a bank account that he or she designates, or by cash payment at Japan Post Bank (Yucho Ginko Genkinbarai).

(Transfer of Shares Purchased)

Article 17

The shares constituting less than one full unit that have been purchased as requested shall be transferred to the transfer account that is held by the Company on the day that the payment of the amount to be paid or the payment procedure has been completed in accordance with the provisions of the preceding article.

Chapter 6 Purchase of Additional Shares Constituting Less Than One Full Unit

(Method of Request for the Purchase of Additional Shares Constituting Less Than One Full Unit)

Article 18

In the case where a shareholder who holds shares constituting less than one full unit requests that the Company sell to that shareholder such number of shares as is necessary to make a full unit when combined with the number of shares held by the shareholder (hereinafter referred to as “Request for the Purchase of Additional Shares”), such request shall be made through Securities Companies, Etc. and JASDEC in accordance with the rules that have been prescribed by JASDEC.

(Request for the Purchase of Additional Shares in Excess of the Outstanding Balance of Treasury Shares)

Article 19

In the case where the total number of shares to be purchased pursuant to the individual Requests for the Purchase of Additional Shares that are filed on a given day is in excess of the number of outstanding shares of treasury stock for sale that are held by the Company on the same day (excluding the number of shares of treasury stock that are held by the Company for specific purposes other than for sale), all of such individual Requests for the Purchase of Additional Shares that are filed on the said day shall become invalid.

(Effective Date of a Request for the Purchase of Additional Shares)

Article 20

A Request for the Purchase of Additional shares shall become effective as of the date on which a written form of a Request for the Purchase of Additional Shares is delivered to the administrative office of the administrator of the register of shareholders.

(Determination of the Purchase Price for Additional Shares)

Article 21

The unit purchase price for additional shares constituting less than one full unit shall be the final traded price per share of the Company on the market established by the Tokyo Stock Exchange, Inc. on the effective date of each Request for the Purchase of Additional Shares concerned, provided, however, that if there is no trading of shares of the Company on the same market on the said effective date, or if the said effective date falls on a non-business day of the said stock exchange, then the unit purchase price for additional shares constituting less than one full unit shall be the first traded price per share at which shares of the Company are sold on the same market after the said effective date.

2.	The purchase price for additional shares constituting less than one full unit shall be the amount that is obtained by multiplying the unit purchase price referred to in the preceding paragraph by the number of shares constituting less than one full unit to be purchased pursuant to the Request for the Purchase of Additional Shares concerned.

(Transfer of Additional Shares Purchased)

Article 22

On the same day that it is confirmed through Securities Companies, Etc. and JASDEC that funds have been transferred into the account that has been designated by the Company from a shareholder who, in accordance with the rules that have been prescribed by JASDEC, filed a Request for the Purchase of Additional Shares as a payment for the additional shares that he or she has purchased, which is equivalent to the purchase price for the additional shares with the necessary fees added as provided for in Article 25 herein, the said shareholder shall then request that a transfer be made into his or her transfer account of the shares of treasury stock of the Company in the number equivalent to the number of the additional shares that have been purchased pursuant to the said Request for the Purchase of Additional Shares.

(Period of Suspension for the Acceptance of Requests for the Purchase of Additional Shares)

Article 23

The Company shall suspend the acceptance of Requests for the Purchase of Additional Shares in each year during the periods each of which commence ten (10) days prior to each of the following dates:

(1) March 31;

(2) September 30; and

(3) Any other date as determined by JASDEC, such as the fixed date for paying dividends to shareholders.

2.	The provisions of the preceding paragraph notwithstanding, the Company may, whenever it deems necessary, separately establish any other period of suspension for the acceptance of Requests for the Purchase of Additional Shares.

Chapter 7 Exceptions for Special Accounts

(Exceptions for Special Accounts)

Article 24

The verification of the identify of a shareholder for whom a special account has been established and other matters relating to the handling of special accounts shall be governed by the rules that have been set forth by the institutions that engage in the management of such special accounts in addition to the rules that have been prescribed by JASDEC.

Chapter 8 Fees

(Fees)

Article 25

Fees that are to be incurred in connection with Requests for the Purchase of Shares Constituting Less Than One Full Unit pursuant to Article 14 herein and Requests for the Purchase of Additional Shares Constituting Less Than One Full Unit pursuant to Article 18 herein shall be the amounts that are equivalent to the charges that are incurred in relation to the delegation of the sale and purchase of shares of the Company to third parties.